EXHIBIT 4.11

THIS DEBENTURE IS ONE OF A SERIES OF DEBENTURES OF LIKE TENOR AND TERMS.

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                   SERIES D 8% UNSECURED CONVERTIBLE DEBENTURE

US$____________                                              _____________, 2006

         FOR VALUE RECEIVED, POWER2SHIP, INC., a Nevada corporation (the "Company"), hereby promises to pay to ________________ (the "Holder") having an address at __________________________________________ on the earlier to occur of
i) June 30, 2008 or ii) the date the Company receives the proceeds from the sale of its securities in a private or public financing resulting in gross proceeds of at least Five Million Dollars ($5,000,000), subject to Holder's conversion and exchange rights as set forth elsewhere herein, the principal sum of ________________________________ ($_________), together with simple interest
(computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of eight percent (8%) per annum from the date hereof until the principal hereof shall have been paid or converted. The Company shall provide Holder with at least ten (10) business days written notice prior to making such repayment during which time the Holder may elect to exercise their conversion or exchange right as set forth elsewhere herein.

         The Company shall pay interest semi-annually in arrears on June 30 and December 31 of each year that any portion of the principal balance is unpaid. Interest payments shall commence on December 31, 2006 and, at the sole discretion of the Company, may be paid in cash or with shares of common stock of the Company. If shares of common stock are used to pay interest, then the number of shares to be issued shall be calculated using the average closing price of the common stock for the ten (10) trading days immediately prior to the due date of the interest payment.

         All payments of principal and interest shall be made to the Holder at the address set forth above or such other address as the Holder shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Debenture as provided herein.

         Subject to and in compliance with the provisions hereof, the Holder may, at its option, convert all or any portion of the outstanding principal balance of this Debenture, and all or any portion of the interest accrued thereon to such date, into shares of common stock of the Company (the "Common Stock") at a conversion price (the "Conversion Price") equal to eighty percent (80%) of the price per common share the Company offers in any subsequent private offering at any time prior to the full repayment or conversion of the Debenture and interest accrued thereon, but in no event shall the Conversion Price be less than $0.02 per share or greater than $0.10 per share. Also, the Holder may, at its option, exchange all or any portion of the outstanding principal balance of this Debenture, and all or any portion of the interest accrued thereon to such date, for any securities being offered by the Company at any time prior to the full repayment or conversion of the Debenture and interest accrued thereon.

         The Holder hereof shall communicate their intention to convert all or any portion of the principal amount of this Debenture, and all or any portion of interest accrued through such conversion, by surrendering this Debenture with the Form of Notice of Election to Convert attached hereto duly completed and signed, to the Company at its address for notice set forth elsewhere herein. The Holder hereof shall communicate their intention to exchange all or any portion of the principal amount of this Debenture, and all or any portion of interest accrued through such conversion date, by surrendering this Debenture with properly completed subscription documents related to the subsequent offering into which they seek to invest, to the Company at its address for notice set forth elsewhere herein.

         If the Holder elects to convert or exchange less than the entire principal amount of this Debenture and interest accrued to the date of such conversion, the Company shall issue or cause to be issued and delivered to the Holder, at its expense, a new Debenture evidencing the outstanding amount of principal due hereunder after giving effect to the amount applied to the conversion, which such Debenture shall, except as to the principal amount thereof, be identical to this Debenture in all respects.

         The Company may, at its option, redeem the Debenture for an amount equal the total outstanding principal amount of this Debenture and accrued but unpaid interest thereon. To so redeem, the Company shall provide written notice to the Holder of its intent to redeem, which notice shall specify the amount of the Debenture that the Company intends to redeem and the closing date (which shall be on the fifteenth (15) business day after the date of such notice). The Holder may, at its option, convert or exchange as defined herein, any portion of this Debenture and accrued interest thereon after receiving the written redemption notice, provided that the Company receives Holders' written notice of their intent to convert or exchange is received by the Company at least two (2) business days prior to the closing date specified in the written redemption notice.

         If the Company, at any time while this Debenture is outstanding shall
(a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         Subject to receipt by Company of notice from Holders representing in excess of 50% of the principal amount of Debentures then outstanding, the Company shall be in default under the terms of this Debenture if it (i) fails to make a payment of principal or interest when due; or (ii) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, suffers an order for relief under any federal bankruptcy law, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or (iv) has any such petition or application, or any such proceeding, filed or commenced against it, which remains undismissed, unstayed or unbonded for a period of thirty (30) days or more; or (v) by any act or omission, shall indicate consent to, approve or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for all or any substantial part of its properties, or (vi) allows such custodianship, receivership, or trusteeship to continue undischarged, unstayed or unbonded for a period of thirty (30) days or more, or (vii) violates any term or provision of this Debenture (except as set forth in subsection (i) of this paragraph) and same remains uncured for a period of ten (10) business days after notice thereof has been received from Holders representing in excess of 50% of the principal amount of Debentures then outstanding (unless a longer cure period is set forth in any of the aforementioned agreements), and the outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable.

         Notwithstanding any other provision of this Debenture, interest under this Debenture shall not exceed the maximum rate permitted by law; and if any amount is paid under this Debenture as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this Debenture. If at any time the interest rate under this Debenture would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this Debenture shall, on demand by the Holder of this Debenture, become and be due and payable.

         All payments under this Debenture shall be made without deduction for any taxes of any nature now or hereafter imposed.

         The provisions of this Debenture shall in all respects be construed according to, and the rights and liabilities of the parties hereto and shall in all respects be governed by, the laws of the State of Florida. This Debenture shall be deemed a contract made under the laws of the State of Florida to be fully performed therein, and the validity of this Debenture and all rights and liabilities hereunder shall be determined under the laws of said State without reference to the conflicts of laws provisions thereof. For purposes of any proceeding involving this Debenture, the Company and the Holder hereby submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States having jurisdiction in the County of Palm Beach, State of Florida, and agree not to raise and waive any objection to or defense based upon the venue of any such court or based upon forum non conveniens.

         In the event this Debenture is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, the Company agrees to pay to Holder all reasonable attorneys' fees so incurred, all court and other costs and the reasonable costs of any other collection efforts, including all costs incurred in collecting any judgment and in any appellate or bankruptcy proceeding. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Debenture or any payment made in respect of this Debenture.

         No delay or omission on the part of the Holder in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Debenture. A waiver by the Holder of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. The Company and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Debenture or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Debenture or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

         This Debenture may be amended only by a written instrument executed by the Company and the Holder.

         IN WITNESS WHEREOF, POWER2SHIP, INC. has caused this Series D Unsecured Convertible Debenture to be executed in its corporate name by its Chief Executive Officer, thereunto duly authorized.

Dated: ___________, 2006

                                           POWER2SHIP, INC.



                                           By:  ______________________________
                                                Richard Hersh

                                     FORM OF

                          NOTICE OF ELECTION TO CONVERT

(To be Executed by the Holder
in order to Convert this Debenture)

The undersigned hereby elects to convert the attached Series D Unsecured Convertible Debenture into shares of common stock (the "Common Stock"), of Power2Ship, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:          ______________________________________________
                                  Date to Effect Conversion

                                  ______________________________________________
                                  Principal Amount of Debenture to be Converted

                                  Payment of Interest in Kind       [ ] Yes
                                                                    [ ] No

                                  If yes, $ _________  of Interest Accrued on
                                                       Account of Conversion at
                                                       Issue

                                  ______________________________________________
                                  Number of shares of Common Stock to be Issued

                                  ______________________________________________
                                  Applicable Conversion Price

                                  ______________________________________________
                                  Signature

                                  ______________________________________________
                                  Name

                                  ______________________________________________
                                  Address